UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant	[ X ]
Filed by a party other than the Registrant	[ ]
Check the appropriate box:
[     ]    Preliminary Proxy Statement
[     ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[     ]    Definitive Proxy Statement
[ X ]    Definitive Additional Materials
[     ]    Soliciting Material under §240.14a-12

TANDY LEATHER FACTORY, INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TANDY LEATHER FACTORY, INC.
1900 Southeast Loop 820
Fort Worth, Texas  76140-1003

SUPPLEMENT TO PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2017

May 8, 2017

Dear Tandy Leather Factory, Inc. Stockholder:

This supplement is to update you on the proxy materials for the Annual Meeting of Stockholders of Tandy Leather Factory, Inc. (the “Company”) to be held on June 6, 2017.

In connection with Proposal One:  Election of Directors, Sharon Leite, 54, director nominee, is no longer serving, effective May 1, 2017, as the President of Sally Beauty Holdings US and Canada (NYSE: SBH).  Ms. Leite notified SBH on May 1, 2017, that she is resigning from her position.  Ms. Leite’s resignation was not the result of any disagreement with SBH regarding its operations, policies, practices or otherwise.  The Board of Directors continues to recommend a Vote “FOR” All Nominees.

By Order of the Board of Directors,
William M. Warren
General Counsel and Secretary